UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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MetLife, Inc.

(Name of Registrant as Specified In Its Charter)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2016

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188
(Address of Principal Executive Offices)	(Zip Code)

212-578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

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Item 8.01 Other Events.

On June 14, 2016, MetLife, Inc. (the “Company”) issued a news release announcing that its Board of Directors has elected to waive the Company’s age-65 retirement policy for Chairman, President and Chief Executive Officer Steven A. Kandarian.

Item 9.01 Financial Statements and Exhibits.

99.1	News release of MetLife, Inc., dated June 14, 2016, announcing that its Board of Directors has elected to waive the Company’s age-65 retirement policy for Chairman, President and Chief Executive Officer Steven A. Kandarian.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
Name: Timothy J. Ring
Title: Senior Vice President and Secretary

Date: June 14, 2016

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT
99.1	News release of MetLife, Inc., dated June 14, 2016, announcing that its Board of Directors has elected to waive the Company’s age-65 retirement policy for Chairman, President and Chief Executive Officer Steven A. Kandarian.

Exhibit 99.1

Contacts:	For Media:	Randy Clerihue
(212) 578-6252

	For Investors:	John Hall
(212) 578-7888

METLIFE BOARD OF DIRECTORS WAIVES AGE-65 RETIREMENT POLICY

FOR CHAIRMAN, PRESIDENT AND CEO STEVEN A. KANDARIAN

NEW YORK, June 14, 2016 – MetLife, Inc. (NYSE: MET) today announced that its Board of Directors has elected to waive the company’s age-65 retirement policy for Chairman, President and CEO Steven A. Kandarian. The Board retains the option to do so when it concludes such a move would be in the company’s best interest. Kandarian, 64, has been MetLife’s president and CEO since May 2011. He added the title of Chairman in January 2012.

“From his first day as CEO, Steve has had an unwavering focus on maximizing long-term shareholder value,” said Cheryl W. Grisé, MetLife’s independent Lead Director. “In the face of unprecedented regulatory and macroeconomic challenges, he has taken bold action to position the company for profitable growth and strong cash generation. With the company in the midst of dramatic change, we believe Steve’s continued leadership will serve MetLife’s shareholders, customers and employees exceptionally well.”

About MetLife

MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the largest life insurance companies in the world. Founded in 1868, MetLife is a global provider of life insurance, annuities, employee benefits and asset management. Serving approximately 100 million customers, MetLife has operations in nearly 50 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

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